UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

WHITEFIBER, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-42780	61-2222606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Floor 11, Suite 30

New York, NY 10001

(646) 801-0779

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	WYFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On August 21, 2026, WhiteFiber, Inc. (the “Company”) completed its previously announced upsized private offering (the “Offering”) of $310.0 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2032 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase an additional $40.0 million aggregate principal amount of Notes. The Notes are general senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated August 21, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will mature on September 1, 2032 (the “Maturity Date”), unless earlier converted, redeemed or repurchased. The Notes will bear interest at a rate of 5.00% per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2027. Holders may convert their Notes at their option prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, its ordinary shares, par value $0.01 per share (the “Ordinary Shares”), or a combination of cash and Ordinary Shares, at the Company’s election, in the manner and subject to the terms and conditions set forth in the Indenture.

The conversion rate for the Notes will initially be 29.5530 Ordinary Shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $33.84 per Ordinary Share. The initial conversion price of the Notes represents a premium of approximately 25% above the last reported sales price of the Ordinary Shares on the Nasdaq Capital Market on August 18, 2026. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the Maturity Date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

The Company may redeem (an “optional redemption”) for cash all or any portion of the Notes (subject to the partial redemption limitation described in the following sentence), at its option, on or after September 6, 2030 and prior to the 41st scheduled trading day immediately preceding the Maturity Date, if the last reported sale price of its Ordinary Shares has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of optional redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. However, the Company may not redeem less than all of the outstanding Notes at its option unless at least $75.0 million aggregate principal amount of Notes are outstanding and not called for optional redemption as of the time it sends the related notice of optional redemption (and after giving effect to the delivery of such notice of optional redemption). The Company may also redeem for cash all but not part of the Notes in the event of certain tax law changes as described in the Indenture. No sinking fund is provided for the Notes.

On September 6, 2030 and if the Company undergoes a fundamental change, subject to certain conditions and a limited exception described in the Indenture, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a specified repurchase date repurchase price or fundamental change repurchase price, as applicable, equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date.

The Indenture includes customary terms and covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or any of its Significant Subsidiaries (as defined in the Indenture) after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

●	default in any payment of interest or additional amounts, if any, on any Note when due and payable and the default continues for a period of 30 days;

●	default in the payment of principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

●	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

●	failure by the Company to issue a Fundamental Change Company Notice, a notice of a Make-Whole Fundamental Change (as such terms are defined in the Indenture), or a notice of a specified distribution, in each case, when due, and such failure continues for five business days;

●	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

●	failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or Indenture;

●	default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $20.0 million (or the foreign currency equivalent thereof) in the aggregate for the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in each case, such failure to pay or default shall not have been cured or waived, such indebtedness is not paid or discharged, or such acceleration is not otherwise cured, annulled or rescinded, within 30 days after written notice of such failure to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and

●	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company or any of its Significant Subsidiaries, the principal of, and accrued and unpaid interest, if any, on, all of the then outstanding Notes shall automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may, and the Trustee at the request of such holders accompanied by security and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth in the Indenture shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, after the occurrence of such an event of default, consist exclusively of the right of holders to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless (i) the resulting, surviving or transferee person (if not the Company) is a “Qualified Successor Entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or the Cayman Islands, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The net proceeds from the Offering were approximately $298.5 million, after deducting the initial purchasers’ discounts and estimated Offering expenses payable by the Company. The Company used approximately $118.5 million of the net proceeds from the Offering to pay the cash consideration (including accrued and unpaid interest) for the concurrent Note Exchange Transactions described under “Concurrent Privately Negotiated Note Exchange Transactions” in Item 8.01 below. The remaining net proceeds from the Offering are expected to be used primarily for data center expansion, including to partially fund the lease or purchase of additional property or properties on which to build additional WhiteFiber data centers, to construct those facilities, to enter into additional energy service agreements for each additional site, to purchase related equipment (including GPU servers to support WhiteFiber’s cloud business), and for potential acquisitions, partnerships and joint ventures related thereto, and for working capital and general corporate purposes.

The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture, and the related form of Note, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were initially resold by the initial purchasers to persons whom the initial purchasers reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in a purchase agreement, dated August 18, 2026, by and among the Company and the representatives of the initial purchasers named therein. The Notes and the Ordinary Shares issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any Ordinary Shares are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of Ordinary Shares. Initially, a maximum of 11,451,803 Ordinary Shares may be issued upon conversion of the Notes based on the initial maximum conversion rate of 36.9413 Ordinary Shares per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions.

The information set forth under the heading “Concurrent Privately Negotiated Note Exchange Transactions” in Item 8.01 below is incorporated by reference into this Item 3.02. The Ordinary Shares issued to holders of Existing Notes (as defined below) in the Note Exchange Transactions were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the holders of the Existing Notes in the exchange agreements entered into on August 18, 2026 by and among the Company and such holders in connection with the Note Exchange Transactions.

Item 8.01 Other Events.

Concurrent Privately Negotiated Note Exchange Transactions

Concurrently with the pricing of the Offering, the Company entered into privately negotiated transactions (each, a “Note Exchange Transaction”, and together, the “Note Exchange Transactions”) with certain holders of its 4.500% Convertible Senior Notes due 2031 (the “Existing Notes”) to exchange $198.15 million in aggregate principal amount of the Existing Notes for an aggregate cash amount of approximately $118.5 million (including accrued and unpaid interest) and approximately 6.3 million Ordinary Shares.

The Company anticipates that the Note Exchange Transactions will settle on or about August 21, 2026. Upon settlement of such repurchases, the aggregate principal amount of Existing Notes outstanding is expected to be reduced to approximately $31.85 million.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Note Offering and Note Exchange Transactions Press Releases

On August 18, 2026, the Company issued a press release announcing the Offering and the Note Exchange Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 19, 2026, the Company issued a press release announcing the pricing of the Notes and the Note Exchange Transactions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On August 21, 2026, the Company issued a press release announcing the closing of the Offering and the Note Exchange Transactions. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the Offering and the Company’s expectations regarding the use of the net proceeds of the Offering and the Note Exchange Transactions. In some cases, forward-looking statements can be identified by the use of terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “pro forma,” “seeks,” “should,” “will” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from the Company’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 26, 2026, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 14, 2026, its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 12, 2026, and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this Form 8-K are based on assumptions that the Company believes to be reasonable as of the date of this Form 8-K. The Company assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Indenture, dated August 21, 2026, between WhiteFiber, Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.2*	Form of Global Note representing WhiteFiber, Inc.’s 5.00% Convertible Senior Notes due 2032 (included within Exhibit 4.1).
99.1*	Press Release issued by WhiteFiber, Inc. dated August 18, 2026.
99.2*	Press Release issued by WhiteFiber, Inc. dated August 19, 2026.
99.3*	Press Release issued by WhiteFiber, Inc. dated August 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith (unless otherwise noted as being furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEFIBER, INC.

Dated: August 21, 2026	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer